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                                                          Exhibit 99.B(23)(b)(i)

                                 FIRSTHAND FUNDS
                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS

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                                                                            PAGE
ARTICLE I. MEETINGS OF HOLDERS                                                2
     Section 1.1    Annual Meeting                                            2
     Section 1.2    Chairman                                                  2
     Section 1.3    Proxies; Voting                                           2
     Section 1.4    Fixing Record Dates                                       2
     Section 1.5    Inspectors of Election                                    2
     Section 1.6    Records of Meetings of Holders                            3
ARTICLE II. TRUSTEES                                                          3
     Section 2.1    Annual and Regular Meetings                               3
     Section 2.2    Special Meetings                                          3
     Section 2.3    Notice                                                    3
     Section 2.4    Chairman; Records                                         3
     Section 2.5    Audit Committee                                           3
     Section 2.6    Nominating Committee of Trustees                          4
     Section 2.7    Executive Committee                                       4
     Section 2.8    Other Committees                                          4
     Section 2.9    Committee Procedures                                      4
     Section 2.10   Standard of Care and Indemnification                      5
ARTICLE III. OFFICERS                                                         5
     Section 3.1    Officers of the Trust: Compensation                       5
     Section 3.2    Election and Tenure                                       5
     Section 3.3    Removal of Officers                                       5
     Section 3.4    Bonds and Surety                                          5
     Section 3.5    President and Vice-Presidents                             6
     Section 3.6    Secretary                                                 6
     Section 3.7    Treasurer                                                 6
     Section 3.8    Other Officers and Duties                                 7
ARTICLE IV. CUSTODIAN                                                         7
     Section 4.1    Appointment and Duties                                    7
     Section 4.2    Central Certificate System                                7
ARTICLE V. MISCELLANEOUS                                                      8
     Section 5.1    Depositories                                              8
     Section 5.2    Signatures                                                8
     Section 5.3    Fiscal Year                                               8
ARTICLE VI. INTERESTS                                                         8
     Section 6.1    Interests                                                 8
     Section 6.2    Regulations                                               8
     Section 6.3    Distribution Disbursing Agents and the Like               8
ARTICLE VII. AMENDMENT OF BY-LAWS                                             8
     Section 7.1    Amendment and Repeal of By-Laws                           8
     Section 7.2    No Personal Liability                                     8
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                             FIRSTHAND FUND: BY-LAWS

     These By-Laws are made as of the eleventh day of November, 1993 and adopted pursuant to Article II Section 2.7 of the Declaration of Trust dated November 11, 1993, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                         ARTICLE I. MEETINGS OF HOLDERS

     SECTION I.1 ANNUAL MEETING. An annual meeting of the Holders of Interests in the Trust, which may be held on such date and at such hour as may from time to time be designated by the Board of Trustees and stated in the notice of such meeting, is not required to be held unless certain actions must be taken by the Holders as set forth in Section 8.7 of the Declaration, or except when the Trustees consider it necessary or desirable.

     SECTION I.2 CHAIRMAN. The President or, in his or her absence, the Chief Operating Officer shall act as chairman at all meetings of the Holders and, in the absence of both of them, the Trustee or Trustees present at the meeting may elect a temporary chairman for the meeting, who may be one of themselves or an officer of the Trust.

     SECTION I.3 PROXIES; VOTING. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his or her Interest in the Trust, all as provided in Article VIII of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

     SECTION I.4 FIXING RECORD DATES. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, or who are entitled to participate in any distributions, or for any other proper purpose, the Trustees may from time to time fix a record date in the manner provided in Section 8.3 of the Declaration. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

     SECTION I.5 INSPECTORS OF ELECTION. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his or her proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In (case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election,

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the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     SECTION I.6 RECORDS OF MEETINGS OF HOLDERS. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order, the Holder's address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Trust during normal business hours for any purpose not harmful to the Trust.

                              ARTICLE II. TRUSTEES

     SECTION II.1 ANNUAL AND REGULAR MEETINGS. The Trustees shall hold an Annual Meeting of the Trustees for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

     SECTION II.2 SPECIAL MEETINGS. Special Meetings of the Trustees shall be held upon the call of the chairman, if any, the President, the Secretary, or any two Trustees, at such time, on such day and at such Place, as shall be designated in the notice of the meeting.

     SECTION II.3 NOTICE. Notice of a meeting shall be given by mail (which term shall include overnight mail) or by telegram (which term shall include a cablegram or telephone facsimile) or delivered personally (which term shall include notice by telephone). If notice is given by mail, it shall be mailed not later than 72 hours preceding the meeting and if given by telegram or personally, such notice shall be delivered not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     SECTION II.4 CHAIRMAN; RECORDS. The Trustees shall appoint a Chairman of the Board from among their number. Such Chairman of the Board shall act as chairman at all meetings of the Trustees; in his or her absence the President shall act as chairman; and, in the absence of all of them, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

     SECTION II.5 AUDIT COMMITTEE. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members an Audit Committee composed of two or more Trustees who are not "interested persons" of the Trust as defined in the Investment Company

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Act of 1940 (the "1940 Act"), as the Board may from time to time determine. The
Audit Committee shall (a) approve the engagement of the independent public accountants and recommend such independent public accountants for approval by the Board, (b) review the audit plans, fees, and other material arrangements with respect to the engagement of the independent public accountants, including permissible non-audit services to be performed, (c) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Trust's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (d) review with the accounting staff and the independent public accountants the compliance of transactions of the Trust with its investment adviser, administrator or any other service provider with the financial terms of applicable contracts or agreements, (e) review reports of the independent public accountants and comment to the Board when warranted, (f) report to the Board at least once each year and at such other times as the committee deems desirable, and (g) be directly available at all times to independent public accountants and responsible officers of the Trust for consultation on audit, accounting and related financial matters. The Audit Committee operates pursuant to a written Audit Committee Charter and meets periodically as necessary.

     SECTION II.6 NOMINATING COMMITTEE OF TRUSTEES. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members a Trustee Nominating Committee composed of two or more Trustees. The Trustee Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Holders at a meeting of the Holders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section to the contrary, if the Trust has a plan in effect pursuant to Rule 12b-1 under the 1940 Act, the selection and nomination of those Trustees who are not "interested persons" shall be committed to the discretion of such Disinterested Trustees.

     SECTION II.7 EXECUTIVE COMMITTEE. The Board of Trustees may appoint from its members an Executive Committee composed of those Trustees as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Trust, (b) elect or appoint officers of the Trust to serve until the next meeting of the Board, and (c) take such action as may be necessary to manage the portfolio security loan business of the Trust. All action by the Executive Committee shall be recorded and reported to the Board at its next meeting succeeding such action.

     SECTION II.8 OTHER COMMITTEES. The Board of Trustees may appoint from among its members other committees composed of two or more of its Trustees which shall have such powers as may be delegated or authorized by the resolution appointing them.

     SECTION II.9 COMMITTEE PROCEDURES. The Board of Trustees may at any time change the members of any committee, fill vacancies or discharge any committee. In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may unanimously appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an interested person of the Trust as the Board may from time to time determine. Each committee may fix its own rules of procedure and may meet as, and when, provided by those rules. Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

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     SECTION II.10 STANDARD OF CARE AND INDEMNIFICATION. The conduct of a
Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an "audit committee financial expert" nor the knowledge, experience or other qualifications underlying such a determination shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or other qualifications, nor shall such a determination or such knowledge, experience or other qualifications impose any duties, obligations or liabilities that are greater than would be imposed in the absence of such a determination or such knowledge, experience or qualifications. Any determination of whether a Trustee has complied with any applicable standard of care, including without limitation any standard of care set out in any constituent document of the Trust, and any determination of whether a Trustee shall be entitled to indemnification pursuant to any provision of the Declaration or these By-laws, shall be made in light of and based upon the provisions of this paragraph, and any person serving as Trustee, whether at the date of adoption of this paragraph as a By-Law or thereafter, shall be presumed conclusively to have done so in reliance on this paragraph. No amendment or removal of this paragraph shall be effective in respect of any period prior to such amendment or removal.

                              ARTICLE III. OFFICERS

     SECTION III.1 OFFICERS OF THE TRUST: COMPENSATION. The officers of the Trust shall consist of the Chairman of the Board of Trustees, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents, as may, be elected by the Trustees. Any two or more of the offices may be held by the same person. The Trustees may designate a Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act. The Chairman shall be a Trustee, but no other officer of the Trust need be a Trustee. The Board of Trustees may determine what, if any, compensation shall be paid to the officers of the Trust.

     SECTION III.2 ELECTION AND TENURE. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacant office or add any additional officers at any time.

     SECTION III.3 REMOVAL OF OFFICERS. Any officer may be removed at any time with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

     SECTION III.4 BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Trustees may determine.

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     SECTION III.5 PRESIDENT AND VICE-PRESIDENTS. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The President shall preside at all meetings of the Holders and, in the absence of the Chairman of the Board, the President shall preside at all meetings of the Trustees. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank or the Vice-President designated by the Trustees, shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, the Treasurer and each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees, the Chairman, or the President. The President shall serve as the "principal executive officer" for purposes of the Sarbanes-Oxley Act of 2002.

     SECTION III.6 SECRETARY. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and any committees of Trustees, provided that, in the absence or disability of the Secretary, the Holders or Trustees or committee may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall attest the signature or signatures of the officer or officers executing any instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

     SECTION III.7 TREASURER. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chairman and the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust as may be ordered by the Trustees, the Chairman or the President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the "principal financial officer" of the Trust for purposes of the Sarbanes-Oxley Act of 2002. He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

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     SECTION III.8 OTHER OFFICERS AND DUTIES. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon his by the Trustees or delegated to him by the President.

                              ARTICLE IV. CUSTODIAN

     SECTION IV.1 APPOINTMENT AND DUTIES. The Trustees shall at all times employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

     (1) to hold the securities owned by the Trust and deliver the same upon written order;

     (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

     (3) to disburse such funds upon orders or vouchers;

     (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

     (5) if authorized to do so by the Trustees, to compute the net income and net assets of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. The Trustees may also authorize the custodian to employ one or more subcustodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such subcustodian and approved by the Trustee.

     SECTION IV.2 CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adapt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, any such other person or entity with which the Trustees may authorize deposit in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. All such deposits shall be subject to withdrawal only upon the order of the Trust.

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                            ARTICLE V. MISCELLANEOUS

     SECTION V.1 DEPOSITORIES. In accordance with Article IV of these By-Laws, the funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Trustees may from time to time authorize.

     SECTION V.2 SIGNATURES. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution or authorization provide.

     SECTION V.3 FISCAL YEAR. The fiscal year of the Trust shall end on December 31 of each year, subject, however, to change from time to time by the Board of Trustees.

                              ARTICLE VI. INTERESTS

     SECTION VI.1 INTERESTS. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name interests stand on the record of Holders as the owners of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

     SECTION VI.2 REGULATIONS. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

     SECTION VI.3 DISTRIBUTION DISBURSING AGENTS AND THE LIKE. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant its agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

                        ARTICLE VII. AMENDMENT OF BY-LAWS

     SECTION VII.1 AMENDMENT AND REPEAL OF BY-LAWS. In accordance with Section
2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, Title 12 of the Delaware Code (Section 3801, et. seq.), the 1940 Act or applicable federal securities laws.

     SECTION VII.2 NO PERSONAL LIABILITY. The Declaration establishing Firsthand Funds provides that the name Firsthand Funds does not refer to the Trustees, individually or personally, outside of their relationship to the Trust as Trustees; and no Trustee, officer, employee, agent, or Holder of Interest, of Firsthand Funds shall be held personally liable for the satisfaction of any obligation or claim with respect to Firsthand Funds, nor shall resort be had to their private property for the satisfaction of any obligation, claim, or otherwise, in connection with the affairs of Firsthand Funds (except to the extent of a Holder's Interest in the Trust).

Effective:  February 7, 2004

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